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                              DATED 29th June 1999


                                    iOra Ltd
                                   ('iOra')(1)


                         DXP New Media Services Limited
                                 ('The OEM') (2)




                                       OEM
                                   PARTNERSHIP
                                    AGREEMENT

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                            OEM PARTNERSHIP AGREEMENT


This AGREEMENT is made the 29th day of June 1999

BETWEEN

1. iOra Ltd a company incorporated in England (registered number 3445693) and having its registered office at Meadlands Broad Layings, Woolton Hill, Newbury, Berks RG20 9TT ("iOra" which shall include all or any of its subsidiaries, agents, successors or assigns)

AND

2. DXP New Media Services Limited a company incorporated in England (company number 03732349) and having its registered office at 7 Willow Court, Bourton Industrial Park, Bourton on the Water, Cheltenham, Gloucestershire GL54 2HQ (the "OEM")

WHEREAS:

A. iOra is engaged in development and marketing certain software known as SoftCD(TM).

B. The OEM is engaged inter alia in the business of Consultancy and the provision of Application Solutions, and wishes to acquire from iOra the right to license and/or sub-license the Software as an integral part of such solutions.

C. The parties wish to cooperate, with a view to the OEM acting as a single solution provider to Customers and providing Application Solutions which include the use of the Software.

D. iOra proposes to grant to the OEM the non-exclusive right for the OEM to sell licenses for the use of the Software in the Territory, and in accordance with the terms and subject to the conditions herein contained.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. Definitions and Interpretation:

In this Agreement:

   1.1. 'Agreed Promotional Project' means an Application Solution involving the distribution of Promotional Material, and where the details of the proposed promotional project (including the numbers of those who are to receive Promotional Material) have been approved in writing in advance by iOra. iOra may grant or withhold such approval at its sole discretion.

   1.2. 'Application Solution' means the application of the Software for the periodic circulation of updates in electronic format (including software, documents, and multimedia), customised to a Customer's specific requirements.

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   1.3.  'CD Business Card' means a storage product whose physical size is similar to a business card measuring approximately 3" x 2" (and including any size within 20% of these dimensions) manufactured utilising CD Technology

   1.4. 'Customer' means a customer of the OEM, and includes (for the avoidance of doubt) a customer of the OEM with whom the OEM is at the material time contracting, whether or not the OEM has previously contracted with that customer.

   1.5. 'Licence Terms' means the licence terms for the use of the Software as incorporated within the Software.

   1.6. 'Managed Service' means an Application Solution where the OEM produces electronic updates (Amendments to Publications) using the Software for or on behalf of a Customer.

   1.7. 'Minimum Royalty Rate' means the sum specified as such in the First Schedule.

   1.8. 'OEM Sales Target' and 'OEM Discount' means the sum and percentage respectively so defined in the First Schedule.

   1.9.  'Operative Date' means the date so defined in the First Schedule.

   1.10. 'Product Licence Fee' and 'Product Support Fee' means the sums so described in the Second Schedule, subject to change from time to time on notice in accordance with this Agreement.

   1.11. 'Product Support Agreement' means an agreement between the OEM and a Customer for the support of the Software.

   1.12. 'Promotional Material' meant electronic information distributed to a recipient of the information by a distributor of the information, where:

         1.12.1. the distributor is the person or organisation on whose behalf the information is distributed, and

         1.12.2.  the recipient receives the information free of charge, and

         1.12.3. the recipient is neither directly employed by the distributor nor acting as a sales agent, either directly or indirectly, for the distributor.

   1.13. 'Publisher Licence Number' means a Publisher Licence Number issued by iOra in connection with the licensing of the Software.

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   1.14. 'the Software' means the software known as SoftCD(TM), owned and marketed by iOra and including any documentation and manuals relating thereto, including SoftCD(TM) Publisher and SoftCD(TM) Client software.

         1.14.1. 'SoftCD(TM)Publication' means a CD or a directory on a disk or CD, which is updated using SoftCD(TM).

         1.14.2. 'SoftCD(TM)Amendments' mean a set of files that represent the differences between two versions of a Publication with different content, produced by SoftCD(TM) Publisher.

   1.15. 'Territory' means the Territory defined as such in the Third Schedule.

   1.16. The headings of the paragraphs of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

2. Grant

   2.1. iOra hereby grants to the OEM and the OEM hereby accepts the right to grant licenses for the use of the Software in accordance with the provisions of Licence Terms in the Territory under the trade marks SoftCD(TM) and iOra during the continuance of this Agreement.

   2.2. For the avoidance of doubt such right is limited to the granting of such licences:

         2.2.1. to Customers as an integral part of a Application Solution offered by the OEM to such Customers, where the list price of the Software licensed to the Customer amounts to no more than 80% of the OEM's total charge to its Customer.

         2.2.2. to Customers and prospective Customers as part of an Agreed Promotional Project.

         2.2.3. to Customers in connection with the provision by the OEM of a Managed Service for such Customers.

   2.3.  It is acknowledged and agreed that

         2.3.1. the OEM does not have the right to appoint subdistributors, or to sell licences to use the Software other than direct to its Customers as part of an Application Solution.

         2.3.2.   The OEM shall purchase the Software only from iOra.

         2.3.3. The OEM does not have the right to sell licenses to use the Software in projects which involve updating of CD Business Cards except where such right has been expressly granted to the OEM in a separate agreement. For the avoidance of doubt the terms upon which the OEM shall have any such rights should be governed by any such separate agreement to the exclusion of this agreement.

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         2.3.4.   iOra retains all rights in respect of marketing the Software, and may licence the Software directly to end-users and prospective end-users, and grant such other licences and sublicences to other parties in relation to the distribution and marketing of the Software as it thinks fit.

3. Term

   3.1. This Agreement shall take effect on the Operative Date and shall continue for an initial period of one year, and from year to year thereafter until or unless terminated by either party giving to the other not less than thirty days prior written notice, subject always to prior termination as hereinafter specified.

   3.2. iOra may give the OEM written notice one month before any anniversary of the Operative Date to change the OEM Sales Target and/or the OEM Discount and/or the Minimum Royalty Rate with effect from such anniversary.

4. Marketing

   4.1. iOra will provide the OEM from time to time with up to date pricing structures for the Software and for support thereof. Prices are subject to change on one month's notice from iOra.

   4.2. iOra will provide the OEM from time to time with up to date product information and with iOra's own marketing materials.

   4.3. The OEM may from time to time propose promotional projects to iOra. iOra will promptly inform the OEM whether or not it is prepared to accept such proposals as Agreed Promotional Projects.

   4.4. The parties may cooperate in connection with proposals for education, promotion, joint marketing, and the preparation of joint marketing materials and collateral, in relation to the Software and the OEM's services. All costs of such activities will be agreed between the parties; provided that neither party shall be in any way restricted from carrying out its own such activities.

   4.5. Any marketing materials produced by the OEM in relation to the Software shall first be submitted to iOra for iOra's, prior approval, including (where necessary) an English language translation thereof. The OEM will not use such materials without iOra's prior written approval. iOra will not unreasonably withhold or delay such approval.

   4.6. The parties will cooperate with a view to identifying, targeting and marketing to suitable prospective customers:

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         4.6.1.   iOra will introduce the OEM to such prospective customers as it considers appropriate, with a view to the OEM negotiating with such prospective customers for the provision to them of a Application Solution involving the use of the Software.

         4.6.2. iOra will propose the OEM on such bid opportunities as it considers appropriate, with a view to the parties co-operating to assist the OEM to secure a contract involving the provision of a Application Solution involving the use of the Software.

         4.6.3. The OEM will introduce the Software to such of its existing customer base as it considers appropriate, with a view to providing Application Solutions involving the use of the Software.

         Provided that iOra shall not be precluded from introducing other OEMs to or from dealing directly with prospective customers who have not been introduced by the OEM to iOra where iOra in its sole discretion considers it more appropriate to do so.

5. Supply of the Software

   5.1. iOra shall forthwith upon execution of this Agreement and at its own cost furnish the OEM with one copy of the Software and a Publisher Licence Number for evaluation, demonstration and support purposes and in accordance with the Licence Terms, and with copies of all available file maintenance documentation, drawings, data, upgrade and "bug" lists that are necessary to enable the OEM to support the Software. Any licence granted to the OEM for the use of the Software (including any licence separately purchased by the OEM) does not extend so as to permit the use of SoftCD(TM)Publisher for provision of Managed Services; a separate SoftCD(TM)Publisher licence is required in respect of each Customer for whom SoftCD(TM)Amendments are produced, and separate SoftCD(TM)Client licences are required in respect of each Customer whose SoftCD(TM)Amendments are produced and distributed. The licence hereby granted to the OEM shall subsist for so long as this Agreement remains in effect or until or unless otherwise suspended or revoked.

   5.2. iOra undertakes also to keep the OEM fully informed of and make available to the OEM any changes, additions or modifications to the Software and to such documentation, drawings, data, upgrade and "bug" lists that may have an effect on marketing, operation, performance, cost or support by within seven (7) days of release of such revisions.

   5.3. The OEM shall, on all copies made of any such information, faithfully reproduce the copyright symbol, legend or clause or, in the absence of same, insert the copyright symbol of iOra.

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   5.4.  iOra will in connection with each sale of a licence for the use of the
         Software issue a Publisher Licence Number. iOra will keep proper and accurate records of all Publisher Licence Numbers issued to the OEM, and the OEM will keep proper and accurate records of all Publisher Licence Numbers issued by the OEM and in respect of each such number will advise iOra within 7 days of the name and address of the Customer to whom it has been issued or on whose behalf a Managed Service has been purchased.


6. Commercial and Technical Assistance, and Support

   6.1. iOra undertakes from time to time during the continuance of this Agreement, at the request of the OEM, to render to the OEM reasonable commercial and technical assistance and training in connection with use, application and marketing of the Software, and to enable the OEM to provide front-line support thereof to its Customers.

   6.2. The OEM will offer to enter into a Product Support Agreement to provide end-user support to all those who have purchased licences to use the Software from the OEM, and on entering an agreement with a Customer to provide support the OEM will forthwith provide iOra with the name of the Customer and the date of such agreement.

   6.3. iOra will at all times during the continuance of this Agreement during its normal working hours provide the OEM with such backup support as the OEM may reasonably require in connection with such problems relating to the Software that the OEM is unable to resolve itself (including bug-fixing), to the intent that wherever practicable the OEM will resolve problems directly for its own Customers, and the OEM and not iOra will deal with all Customer contact in connection with such support.

   6.4. The cost of such assistance as is provided by iOra will be borne by iOra unless otherwise agreed between the parties.


7. Payment

   7.1. In respect of each licence granted for the use of the Software and each Support Agreement entered for support of the Software the OEM shall pay iOra the fee stated in the Second Schedule, less the discount specified therein.

   7.2. iOra will invoice the OEM monthly for all sums due. Each invoice will be accompanied by a summary showing how the invoiced sum is arrived at.

   7.3. iOra's invoices shall be payable (together with VAT, where applicable) within 30 days of invoice.

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   7.4.  Payment shall be made either:

         7.4.1.   by check or draft drawn on a UK clearing bank, or

         7.4.2. by SWIFT standard inter-bank transfer to iOra's account at such UK bank as may be notified to the OEM from time to time, in which case the OEM shall pay any charges in connection with the transfer applied by the OEM's own bank;

   7.5.  In the event of late payment:

         7.5.1. iOra may charge interest on all sums overdue at the rate of 2 per cent per month (or at the maximum amount permitted under any applicable law, if less), compounded monthly from the due date until payment.

         7.5.2.   and the OEM shall fail to make good such payment within thirty
                  (30) days from receipt of notice from iOra that the payment is late, iOra may suspend and/or revoke the OEM's Licence and its authority to license and sub-license the Software and/or may suspend and/or terminate this Agreement.


8. Undertakings by the OEM

   The OEM undertakes and agrees with iOra that it will at all times during the continuance in force of this Agreement and where applicable, following termination hereof observe and perform the terms and conditions set out in this Agreement and in particular:

   8.1. shall at all times refrain from engaging in any illegal, unfair, deceptive or unethical business practices whatsoever, whether with respect to the Software or otherwise;

   8.2. shall not make any false or misleading representations to customers or other persons with regard to the Software;

   8.3. shall not make any representations with respect to the specifications, features or capabilities of the Software which are not consistent with those described in iOra's promotional materials;

   8.4. will, in all correspondence and other dealings relating directly or indirectly to the licensing or other transaction relating to the Software, clearly indicate that it is acting as OEM and not as author or developer of the Software;

   8.5. will not incur any liability on behalf of iOra or in any way pledge or purport to pledge iOra's credit or purport to make any contract binding upon iOra;

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   8.6.  will not alter, obscure, remove, conceal or otherwise interfere with any eye-readable or machine-readable marking on the Software or its packaging which refers to iOra as author or developer of the Software or otherwise refers to iOra's copyright or other intellectual property rights in the Software;

   8.7. will immediately bring to the attention of iOra any improper or wrongful use of iOra's trade marks, emblems, designs, models or other similar industrial, intellectual or commercial property rights which come to the notice of the OEM and will in the performance of its duties under this Agreement use every effort to safeguard the property rights and interests of iOra and will at the request and cost of iOra take all steps required by iOra to defend such rights;

   8.8. will not whilst this Agreement subsists become involved in the development or sale of any product which substantially competes with the Software;

   8.9. will not after the termination of this Agreement interfere or seek to interfere with any dealings between iOra and the OEM's Customers concerning the Software.


9. Inspection and Audit

   9.1. The OEM shall keep complete and accurate books and records with respect to this Agreement in order to determine accurately the amount owed to iOra hereunder. The OEM shall preserve such records for at least two years after the termination of this Agreement.

   9.2. iOra shall have the right during the term of this Agreement and within two years thereafter, to appoint a Chartered Accountant to inspect audit and take copies or extracts from such books and records of the OEM upon reasonable prior notice during normal business hours at the OEM's offices, for the purpose of verifying the accuracy of the statements provided to iOra under this Agreement. The OEM agrees to provide such Chartered Accountant with such assistance cooperation and further information as the Chartered Accountant may reasonably require for such purpose.

   9.3. If such inspection reveals that the OEM's payments were less than the amount which should have been paid, then the OEM shall pay to iOra any sums shown to be due together with interest thereon calculated on the basis that such sums fell due on the date on which they should have been declared to iOra.

   9.4. In the event of an inspection revealing an error in excess of 5% of the total sums accrued due during the period for which such inspection and audit was made the OEM shall pay to iOra all the costs of such audit and inspection upon receipt of an appropriate invoice justifying the costs. Otherwise, iOra will pay all the costs of the audit and inspection.

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10. Warranty

   10.1. iOra DOES NOT WARRANT OR REPRESENT THAT THE SOFTWARE WILL BE ERROR-FREE BUT IF ANY COPY OF THE SOFTWARE IS DEMONSTRATED TO iOra WITHIN NINETY
         (90) DAYS FROM THE DATE OF DELIVERY TO OR DOWNLOAD BY THE OEM TO CONTAIN AN ERROR OR MALFUNCTION, OR IS OTHERWISE SUBSTANTIALLY INCONSISTENT WITH ANY ACCOMPANYING DOCUMENTATION, iOra WILL USE ALL REASONABLE ENDEAVOURS TO CORRECT SUCH ERROR OR MALFUNCTION OR (AT ITS OPTION) REPLACE SUCH COPY OF THE SOFTWARE FREE OF CHARGE PROVIDED THAT:

         10.1.1. THE SOFTWARE HAS BEEN USED AT ALL TIMES PROPERLY AND IN ACCORDANCE WITH INSTRUCTIONS FOR USE; AND

         10.1.2. NO ALTERATION, MODIFICATION OR ADDITION HAS BEEN MADE TO THE SOFTWARE WITHOUT iOra'S PRIOR WRITTEN CONSENT; AND

         10.1.3. THE ALLEGED ERROR, MALFUNCTION OR INCONSISTENCY HAS BEEN NOTIFIED TO iOra WITHIN THE WARRANTY PERIOD SPECIFIED ABOVE.

   10.2. EACH CLAIM OF THE OEM UNDER THIS WARRANTY SHALL BE SENT IN WRITING. BY POST OR BY FAX, TO iOra SPECIFYING THE SOFTWARE AND THE NATURE OF THE ALLEGED ERROR OR MALFUNCTION.

   10.3. EXCEPT AS OTHERWISE PROVIDED IN THIS CLAUSE, iOra MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SOFTWARE, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

   10.4. THE SOFTWARE IS NOT WARRANTED TO BE FAULT-TOLERANT, AND IS NOT INTENDED FOR THE DESIGN, CONSTRUCTION. MAINTENANCE, OPERATION, CONTROL, OR ANY OTHER USE IN CONNECTION WITH HIGH RISK SYSTEMS, AND WE SPECIFICALLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR PURPOSE IN CONNECTION WITH HIGH RISK SYSTEMS.

   10.5. The OEM will not sell licences for the use of the Software for any purpose in connection with High Risk Systems. 'High Risk Systems' means systems in environments requiring fail-safe performance (such as nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems), in which the failure of the Software could lead directly to death, personal injury, or severe physical or environmental damage.

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   10.6. The OEM acknowledges that it is not technically practicable to guarantee software to be error-free, and agrees that if any such errors are found to exist they shall not constitute a breach of this Agreement.

   10.7. Although iOra does not warrant that the Software supplied hereunder shall be free from all known viruses, it has used commercially reasonable efforts to check for the most commonly known viruses. The OEM is nevertheless solely responsible for virus scanning the Software.

   10.8. iOra warrants to the OEM that it is entitled to grant the rights granted under this agreement and that use of the Software in accordance with this agreement will not infringe the rights of a third party.


11. Liability

   11.1. iOra shall not be liable to the OEM or to any other persons for any loss or damage whatsoever or howsoever caused arising directly or indirectly in connection with this Agreement, the Software, its use, application, support, or otherwise, except to the extent to which it is unlawful to exclude such liability.

   11.2. Notwithstanding the generality of the above, iOra expressly excludes liability for consequential loss, damage, or corruption to other software or data, or for loss of profit, business, revenue, goodwill or anticipated savings.

   11.3. In the event that any exclusion contained in this Agreement shall be held to be invalid for any reason and iOra becomes liable for loss or damage that it may otherwise have been lawful to limit, such liability shall be limited to all such sums as are payable by the OEM to iOra under the terms of this Agreement.

   11.4. iOra does not exclude liability for death or personal injury to the extent only that the same arises as a result of the negligence of iOra its employees, agents or authorized representatives.

   11.5. The OEM hereby undertakes to take out and maintain adequate insurance cover with a reputable insurance company approved by iOra against any liability which the OEM or iOra may incur to an endorser or to any other person in connection with the Software or support thereof. The OEM shall upon request produce to iOra the policy of such insurance, the premium receipt and insurance certificate.


12. Copyright, Patents, Trade Marks and Other Intellectual Property Rights

   12.1. The OEM acknowledges that any and all of the copyright, trade marks and other intellectual property rights in the Software including all documentation and manuals relating thereto are and shall remain the property of iOra and the OEM shall not during or at any time after the expiry or termination of this Agreement in any way question or dispute the ownership thereof by iOra.

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   12.2. The OEM also acknowledges that such copyright, trade marks and other rights belonging to iOra may only be used by the OEM with the consent of iOra and during this Agreement. Upon expiry or termination hereof the OEM shall forthwith discontinue such use, without any right of compensation for such discontinuation.

   12.3. The OEM shall not during or after the expiry or termination of this Agreement, without the prior written consent of iOra, use or adopt any name, trade name, trading style or commercial designation that includes or is similar to or may be mistaken for the whole or any part of any trade mark, trade name, trading style or commercial designation used by iOra.



13. Confidential Information

   13.1. iOra has imparted and may from time to time impart to the OEM certain confidential information relating to the Software, successor or enhanced software or other software or marketing or support thereof (including specifications therefor) and the OEM may otherwise obtain confidential information concerning the business and affairs of iOra pursuant to this Agreement. The OEM hereby agrees that it will use such confidential information solely for the purposes of this Agreement and that it shall not disclose, whether directly or indirectly, to any third party such information other than as required to carry out the purposes of this Agreement. In the event of and prior to such disclosure, the OEM will obtain from such third parties duly binding agreements to maintain in confidence the information to be disclosed to the same extent at least as the OEM is so bound hereunder.

   13.2. The OEM further agrees that upon expiry or termination of this Agreement it shall not itself or through any subsidiary or agent or otherwise, sell, license, sub-license, market, distribute or otherwise deal with any of the Software (in whole or in part) except to the extent permitted by the applicable law or develop any software or have any software developed through use of any confidential information supplied to it by iOra, or in any other way obtained by the OEM pursuant to this Agreement.

   13.3. The foregoing provisions shall not prevent the disclosure or use by the OEM of any information which is or hereafter, through no fault of the OEM, becomes public knowledge or to the extent permitted by law.


14. Termination or Expiry

   14.1. Notwithstanding any provisions herein contained this Agreement may be terminated forthwith by either party by notice in writing from the party not at fault if any of the following events shall occur, viz.:

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         14.1.1.  if the other party shall at any time be in default under this
                  Agreement and shall fail to remedy such default (if capable of remedy) within thirty (30) days from receipt of notice in writing from the first party specifying such default;

         14.1.2. if the other party shall commit any act of bankruptcy, shall have a receiving order made against it, shall make or negotiate for any composition or arrangement with or assignment for the benefit of its creditors or if the other party being a body corporate, shall present a petition or have a petition presented by a creditor for its winding up or shall enter into any liquidation (other than for the purpose of reconstruction or amalgamation), shall call any meeting of its creditors, shall have a receiver of all or any of its undertakings or assets appointed, shall be deemed by virtue of the relevant statutory provisions under the applicable law to be unable to pay its debts, or shall cease to carry on business;

         14.1.3. if either party is by any cause (other than a cause directly attributable to the other party) prevented from performing its obligations hereunder for a period of three (3) consecutive weeks or for a total period of six (6) weeks in any period of twelve (12) consecutive weeks.

   14.2. If any such event referred to in this sub-clause shall occur, termination shall become effective forthwith or on the date stated in such notice.


   14.3. The expiry or termination of this Agreement shall be without prejudice to the rights of the parties accrued up to the date of such expiry or termination.

   14.4. Upon expiry or termination (for whatever reason) of this Agreement, the OEM shall return or destroy (as iOra shall instruct) no later than fourteen (14) days thereafter, all Software, documentation, technical information and any other data supplied to the OEM during the continuance of this Agreement and all and any copies made of the whole or any part of the same and the OEM shall furnish iOra with a certificate, certifying that the same has been done. For such purpose iOra or any one or more of its agents or authorized representatives shall be entitled at any time and without notice to enter upon any premises in which the same are or are reasonably believed by iOra, to be kept, stored or used.

         14.4.1. Upon expiry or termination of this Agreement all the rights and obligations of the parties under this Agreement shall automatically terminate except for such rights of action as shall have accrued prior to such termination and any obligations which expressly or by implication are intended to come into or continue in force on or after such termination;

         14.4.2. the OEM shall be entitled to sell any of its stocks which have been fully paid for and which are required to fulfil any unperformed contracts of the OEM outstanding at the date of termination (and to that extent and for that purpose the provisions of this Agreement shall continue in effect);

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         14.4.3.  Customers who have purchased and/or received the Software from the OEM prior to termination shall be permitted to continue using the Software on the Licence Terms.


15. Miscellaneous

   15.1. Media Releases

         All media releases, public announcements and public disclosures by either party relating to this Agreement shall be co-ordinated with and approved by both parties prior to the release thereof.

   15.2. Force Majeure

         iOra shall not be under any liability to the OEM or to any other party in any way whatsoever for destruction, damage, delay or any other matters of any nature whatsoever arising out of war, rebellion, civil commotion, strikes, lock-outs or industrial disputes; fire, explosion, earthquake, acts of God, flood, drought or bad weather; the unavailability of deliveries, supplies, software, disks or other media or the requisitioning or other act or order by any government department, council or other constituted body.

   15.3. Relationship of the OEM to iOra

         15.3.1. It is agreed and understood that the OEM is not the agent or representative of iOra and has no authority or power to bind or contract in the name of or to create any liability against iOra in any way or for any purpose. It is understood that the OEM is an independent contractor with non-exclusive rights confirmed by this Agreement to license, market, and support the Software on its own accord and responsibility in the Territory.

         15.3.2. In particular, the parties deny that notwithstanding the title of this Agreement, it does not constitute a partnership agreement within the legal meaning of that expression, and the legal relationship of partnership does not and will not exist between them.

         15.3.3. It is acknowledged that the terms of this Agreement have been negotiated between the parties, and that in deciding the terms to offer the OEM iOra has taken into account the proven track record and market position of the OEM.

                  15.3.3.1. iOra reserves the right to enter other similar agreements with other OEMs on the same or on different terms.

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
                  15.3.3.2. This Agreement shall not be assigned by the OEM whether voluntarily or involuntarily or by operation of law, in whole or in part, to any party without the prior written consent of iOra, which consent may be granted or refused at iOra's sole discretion. No such assignment by the OEM howsoever occurring shall relieve the OEM of its obligations hereunder.

   15.4. Waiver

         Failure or neglect by iOra to enforce at any time any of the provisions hereof shall not be construed nor shall be deemed to be a waiver of iOra's rights hereunder nor in any way affect the validity of the whole or any part of this Agreement nor prejudice iOra's rights to take subsequent action.

   15.5. Notices

         All notices shall be sent by e-mail to the other party's mailbox where practicable, and shall also be given in writing, and shall be deemed to have been duly given when delivered by hand, posted by registered first class post (airmail if international) or sent by fax to the party to which such notice is required to be given at the business address and/or fax number stated in this agreement or to such other address or fax number as such party may have specified to the other in writing. Notices shall be deemed received when the earliest of the following occurs:

         15.5.1. Notices delivered by e-mail shall be acknowledged immediately on receipt, and shall be deemed received when so acknowledged.

         15.5.2. Notices delivered by hand or sent by fax shall be deemed received the first working day following such delivery or sending.

         15.5.3. Notices which have been posted as above shall he deemed received on the second (fifth if international) working day following posting.

   15.6. Agreement

         This Agreement supersedes any arrangements, understandings, promises or agreements made or existing between the parties hereto prior to or simultaneously with this Agreement and constitutes the entire understanding between the parties hereto. Except as otherwise provided herein, no addition, amendment to or modification of this Agreement shall be effective unless it is in writing and signed by and on behalf of both parties.

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
   15.7. Severability

         In the event that any or any part of the terms, conditions or provisions contained in this Agreement shall be determined by any competent authority to be invalid, unlawful or unenforceable to any extent such term, condition or provision shall to that extent be severed from the remaining terms, conditions and provisions which shall continue to be valid and enforceable to the fullest extent permitted by law.

   15.8. Law

         The parties hereby agree that this Agreement and the provisions hereof shall be construed in accordance with English Law, and the Courts of England shall have exclusive jurisdiction. In any such action the parties hereby waive any right to allege lack of personal jurisdiction, improper venue or inconvenient forum.

Signing Provisions

By iOra Ltd by Paddy Falls          /s/ Patrick Falls
(Authorized Signature)



Title: Managing Director            Date:  29/6/99


By the OEM by Tom Elek              /s/ Tom Elek
(Authorized Signature)


Title: Chief Executive              Date:  29/6/99

                               THE FIRST SCHEDULE

Operative Date             30th June 1999

OEM Sales Target:          Such sales as result in iOra receiving
                           (pound)[confidential information filed separately with the Securities and Exchange Commission] net of VAT, after deduction of all OEM Discount to which the OEM is entitled, over the period of one year commencing on the Operative Date or on an anniversary thereof.

OEM Discount:              [confidential information filed separately with the
                           Securities and Exchange Commission]% for the territory of the United Kingdom or any territory outside the United Kingdom where iOra have no other
                           OEM agreements in existence one month before the date of the sale. For any territory outside the United
                           Kingdom where iOra have other OEM agreements in that territory then the OEM discount is set to the maximum
                           OEM Discount for all other OEMs in that territory, subject to the resulting OEM Discount being no greater than [confidential information filed separately with the Securities and Exchange
                           Commission] % and no less than [confidential information filed separately with the Securities and Exchange Commission]%.

Minimum Royalty Rate:      (pound)[confidential information filed separately
                           with the Securities and Exchange Commission] net of VAT in respect of the total value of all orders submitted at the same time relating to any one
                           Customer.

                               THE SECOND SCHEDULE

Product Licence Fees:

n     SoftCD Publisher   (pound)[confidential information filed separately with
                         the Securities and Exchange Commission]
                                           License to run SoftCD Publisher on a
                                           single machine. The license includes
                                           support for a single publication,
                                           updates to which can be published as
                                           frequently as required.

n     SoftCD Publication (pound)[confidential information filed separately with the Securities and Exchange Commission]
                                           License required for each additional
                                           publication managed by the same
                                           SoftCD Publisher. Additional
                                           publications typically correspond to
                                           different CD-ROM titles. Additional
                                           publication licenses are not required
                                           when distributing a new CD-ROM that
                                           is an update of an existing CD-ROM
                                           publication.

n     SoftCD Clients     (pound)variable   License to use the SoftCD Client to
                                           access any publication from a SoftCD
                                           Publisher. The pricing is dependent
                                           on the volume of clients to whom the
                                           publisher is distributing the
                                           publication


                                           [confidential information filed
                                           separately with the Securities and
                                           Exchange Commission]

Product Support Fees

         In addition to purchasing SoftCD Publisher licenses the customer is recommended to purchase an annual maintenance contract at a cost of 15% of the total software list price. This maintenance contract provides the customer with telephone and email support, plus free maintenance releases for their version of SoftCD for a year.

Where the Software is distributed as part of an Agreed Promotional Project, the part of the Product Licence Fee attributable to SoftCD(TM) Client shall be calculated on the basis that the number of SoftCD(TM) Client licences required is 1% of the expected number of clients to whom the Promotional Material is to be distributed. Subject to the Minimum Royalty Rate, the OEM will be entitled to the OEM discount from such Product Licence Fees.

In all other cases where the OEM grants licences under the terms of this Agreement, subject to the Minimum Royalty Rate, the OEM will be entitled to the OEM Discount off the list prices for the Product Licence Fee.

In any case where the OEM purports to grant a licence for a SoftCD(TM) product outside the terms of this Agreement, the OEM will not be entitled in any event to any discount and will pay the full list price Product Licence Fee.

In respect of each Product Support Agreement entered by the OEM the OEM will pay iOra the Product Support Fees less in any event the OEM Discount.

When the OEM provides a Managed Service, the OEM will pay iOra the Product Licence Fee on behalf of the Customer. Subject to the Minimum Royalty Rate, the OEM will be entitled to the OEM discount from such Product Licence Fees.

Value Added Tax is also payable, where applicable.

                               THE THIRD SCHEDULE

                                  The Territory

The world.



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